THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Austrian Gaming Industries GmbH
(AGI or Lender)

and

Octavian International Ltd.
(Company)

Loan Agreement

THE TAKING OF THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT OR ANY DOCUMENT WHICH CONSTITUTES SUBSTITUTE DOCUMENTATION THEREOF, INCLUDING WRITTEN CONFIRMATIONS OR REFERENCES THERETO, INTO AUSTRIA AS WELL AS PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY. ACCORDINGLY, KEEP THE ORIGINAL DOCUMENT AS WELL AS ALL CERTIFIED COPIES THEREOF AND WRITTEN AND SIGNED REFERENCES THERETO OUTSIDE OF AUSTRIA AND AVOID PRINTING OUT ANY E-MAIL COMMUNICATION WHICH REFERS TO THIS DOCUMENT IN AUSTRIA OR SENDING ANY E-MAIL COMMUNICATION CARRYING AN ELECTRONIC OR DIGITAL SIGNATURE WHICH REFERS TO THIS DOCUMENT TO AN AUSTRIAN ADDRESSEE.

Loan Agreement

Dated … July  2009

Between

(1)	Austrian Gaming Industries GmbH of Wiener Strasse 158, A-2352 Gumpoldskirchen, Austria, FN 109445 z (Lender); and

(2)	Octavian International Limited registered in England with number 04185988 of Bury House 1-3 Bury Street, Guilford Surrey GU2 AW, UK (Company).

It is agreed as follows:

1	Definitions

1.1	In this Agreement, the following definitions shall apply:

AGE 3.70 IP Rights has the meaning given in clause 7.1(a);

AGE Modifications has the meaning given in clause 7.1(b);

Business Day means any day on which the banks in Vienna are generally open for business;

Escrow Agent means NCC Escrow International Limited, escrow agents with offices in Manchester, England;

Escrow Agreement means the agreement entered into between the Escrow Agent, Lender and Company dated 30 October 2008;

First Loan Agreement means the loan agreement entered into between the Lender and the Company on 30 October 2008;

First Transfer Agreement means the agreement entered into between the Lender and the Company on 30 October 2008 in relation to the First Loan Agreement;

Encumbrance means any mortgage, charge, pledge, lien or any other security interest;

Event of Default has the meaning given in clause 6; IP Rights has the meaning set out in the First and Second Transfer Agreement

Loan has the meaning given in clause 2.1.

Materials has the meaning set out in the First Transfer Agreement;

Products has the meaning set out in the First Transfer Agreement; and

Second Transfer Agreement means the agreement signed on the same date as this Agreement relating to the rights of the Lender in relation to the products and materials as set out in the Second Transfer Agreement upon the occurrence of an Event of Default as per Schedule 1;

2	Loan and Drawdown

2.1	The Lender grants to the Company a loan in the amount of USD 2,000,000.-- (in words: two million US Dollars), hereinafter referred to as the "Loan", subject to the provisions of this Agreement.

2.2
The loan will be paid out to the Company in two instalments each of USD 1.000.000; the first one within 5 working days of the execution of the Agreement and the second one on or about the 15th of August 2009.

2.3	The Loan shall be conditional upon due execution of the Second Transfer Agreement.

3	Interest

3.1	Interest shall accrue daily on the Loan in accordance with clause 3.2, from the date of this Agreement until the Loan is repaid in full.

3.2
Interest shall be calculated annually at a rate of 3 months USD-Libor as displayed for the relevant currency and for the relevant period on the appropriate page of the Reuters screen plus 4 per cent on the Loan (subject to a maximum cap on the interest rate of 8 per cent).

3.3
The Company will pay the accrued interest on a monthly basis on the last business day of each month.  Payment shall be made in accordance with clause 5 and subject to clause 10 to an account notified in writing by the Lender to the Company as per clause 5.

4	Repayments

4.1	The Loan shall be repayable as a bullet repayment on June 30th 2010.

4.2	The Company may, by giving the Lender prior written notice, repay the Loan and any accrued but unpaid interest at any time in whole or in part.

5	Payment

5.1	The Company shall make its payments for the payable interest and the Loan exclusively to the below bank account of the Lender:

Bank: Bayerische Hypo- und Vereinsbank AG

Account number: 344 576 645

SWIFT:HYVEDEMM478

IBAN: DE 085 102 018 603 445 766 45

5.2
Unless required by law and unless the Company and the Lender agree otherwise, all payments made by the Company hereunder shall be made free and clear of and without any deduction for or on account of any tax, set-off or counterclaim.

6	Default

If, for any reason whatsoever, any of the following events (each an "Event of Default") occurs:

6.1.1	the Company fails to pay when due any sum payable under this Agreement and such failure is not rectified within 30 days of the due date for such payment; or

6.1.2
steps are taken for the winding-up or dissolution of the Company, the Company becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; steps are taken by any person to appoint an administrative or other receiver of the Company or any of its property or assets; or steps are taken towards an application for an administration order in relation to the Company; or

6.1.3
it becomes impossible or unlawful, in the reasonable opinion of the Lender, to fulfil any of the obligations contained in this Agreement or for the Lender to exercise any of the rights vested in it under this Agreement, then the Lender (i) by notice in writing to the Company, may terminate the obligations of the Lender under this Agreement and/or may declare the outstanding amount of the Loan and all accrued but unpaid interest immediately due and payable, at which time it shall become immediately due and payable; and (ii) may exercise its rights under the First Transfer Agreement (in accordance with clause 7.1(a) below only and, for the avoidance of doubt, not generally) and the Second Transfer Agreement.

7	Security

7.1	As security for the payment of the Loan pursuant to this Agreement, the Company agrees as follows.

(a)
Under the First Transfer Agreement, the Company has charged, amongst other things, the IP Rights in V3.70 of the Advanced Gaming Engine (the AGE 3.70 IP Rights) and the Company hereby agrees that the AGE 3.70 IP Rights shall also constitute security for the payment of the Loan and as such the parties hereby agree that a Condition under Article 1 of the First Transfer Agreement shall be extended to cover an Event of Default under this Agreement and upon satisfaction of the Condition under the First Transfer Agreement due to an Event of Default under this Agreement, the transfer of IP Rights as set out in Article 1 of the First Transfer Agreement shall be of the AGE 3.70 IP Rights and not of the IP Rights in any other Products and Materials.  For the avoidance of doubt, in the event that the Condition is satisfied by the occurrence of an Event of Default under the First Loan Agreement, the transfer under Article 1 of the First Transfer Agreement shall continue to be a transfer of the IP Rights in all Products and Materials as set out therein and the rights of the Lender under the First Loan Agreement and the First Transfer Agreement shall not be affected by this clause 7.1(a)

(b)
enter into the Second Transfer Agreement in respect of all current and future modifications and updates to version 3.70 of the Advanced Gaming Engine and the AGE 3.70 IP Rights (including, without limitation, version 4.00) (the AGE Modifications) and comply with all obligations set out therein.

(c)	deposit with the Escrow Agent, all AGE Modifications promptly upon finalisation of such modifications and updates in accordance with the terms of the Escrow Agreement

(d)
the Company shall deliver to the Lender an amendment to the Escrow Agreement in substantially the form annexed hereto executed by the Company and the Escrow Agent (or with such changes as the Lender agrees).

7.2	The Company undertakes that it shall not, from the date of this Agreement until repayment of the Loan (and all interest accrued thereon) in full in accordance with the terms of this Agreement:

(a)	assign ownership of any of the AGE 3.70 IR Rights or any IP Rights in the AGE Modifications or to any person or legal entity other than the Lender;

(b)
grant any licence or sub-licence of any AGE 3.70 IP Rights or any IP Rights in the AGE Modifications to any person other than in the ordinary course of business or with the prior written consent of the Lender; or

(c)
create or permit to subsist any Encumbrance over AGE 3.70 IP Rights or any the IP Rights in the AGE Modifications other than pursuant to this Agreement and the Transfer Agreement or otherwise to the Lender.

(d)
in Italy sell, deliver, distribute directly or indirectly any VLT systems (so-called Comma 6B) developed partially or in whole by the Company or any of its affiliated companies to any person or legal entity in Italy, except Atlantis World Giocolegale Limited for which the Lender shall appoint the Company as its exclusive distributor.

7.3	For the avoidance of doubt, all parties acknowledge that the First Transfer Agreement includes the AGE 3.70 IP Rights

8	Remedies and Waivers

No failure to exercise, or any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9	Assignment

The Lender (but not the Company) may assign any of its rights under this Agreement to any person.

10	Place of Performance

The Parties agree that the exclusive place of performance (Erfüllungsort) for all rights and obligations under this Agreement shall in any case be a place outside the Republic of Austria, which especially means that all payment of amounts under this Agreement shall be made from and to, respectively, a bank account outside of the Republic of Austria. It is expressly agreed between the Parties hereto that any performance within the Republic of Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any Party hereto. Further, the Parties agree that the fulfilment of any contractual obligation under this Agreement within Austria does not result in a discharge of debt.

11	Stamp Duties

All stamp duties (Rechtsgeschäftsgebühren) arising out of or in connection with this Agreement, if any, shall be solely borne and paid by the Company. The Company shall indemnify and hold AGI and its advisers harmless from and against any stamp duties payable by AGI or any of its advisers.

12	Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with Austrian law, with the exception of (i) the UN Sales Convention and (ii) the conflict of law rules of Austrian private international law.

Any and all disputes arising out of or in connection with this Agreement, including, without limitation, a dispute as to the conclusion, validity or existence of this Agreement, shall be finally and exclusively resolved and settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Economic Chamber Austria in Vienna, Austria, as amended from time to time (the "Vienna Rules"), by three arbitrators appointed in accordance with these rules. The language of the arbitration shall be English. The seat of the arbitration shall be Munich. Any award and/or final decision of the arbitrators shall include a decision on costs, including, without limitation, fees of counsel. Each of the Parties agrees not to resist the enforcement of any arbitration award obtained in connection with this Agreement other than as expressly permitted by the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitration Awards.

Notwithstanding the foregoing, the Parties agree that, in addition to any and all other remedies that may be available under this Agreement, each Party shall be entitled to request injunctive relief or to initiate injunction proceedings at the (ordinary) courts of competent jurisdiction.

13	Notices

Any notice(s) required or permitted in connection with this Agreement or by law shall be given in writing by an authorized representative of the relevant Party and shall be delivered by hand, sent to the recipient by certified or registered mail or by international courier service (such as DHL, UPS or the like), or facsimile transmission (with the original to follow within 5 Business Days) to the address set forth below or an address to be provided by the relevant Party (but in any case an address outside of Austria) in writing and by certified or registered mail, postage prepaid, with reference to this Clause 10 to the other Party. Any Notice shall be effective upon receipt and shall be deemed to have been received:

▪	at the time of delivery, if delivered by hand, registered or certified mail or courier;

▪	at the time of transmission in legible form, if delivered by fax.

If to the Company:
Octavian International Limited
Legal Department
Attn: Robert Jones
Bury House
1-3 Bury Street
Guilford Surrey GU2 4 AW
UK
Fax: +44 1 483 543 540

If to the Lender:
Austrian Gaming Industries GmbH
c/o AGI Hungária
Mrs. Ildikó Dachauer
Attn: Peter Stein
9352 Veszkény
Hungary
Fax: +36 96 575 006

The Parties agree that notwithstanding any other provisions of this Agreement, any communication to be made under or in connection with the Loan or this Agreement shall be made to an address outside the Republic of Austria. The foregoing sentence applies to any communication under or in connection made by fax, electronic message, including in particular emails or attachments thereto, or in any other written form relevant for purposes of the Austrian Stamp Duty Act (GebG). In particular, no such communication shall be sent, read, brought, transferred, saved or kept within the Republic of Austria at any time.

As witness the hands of the duly authorised representatives of the parties hereto the day and year first before written.

Execution page

Signed by Zane Mersich	)
duly authorised for and	)
on behalf of	)
AUSTRIAN GAMING	)	/s/Zane Mersich
INDUSTRIES GmbH	)

Signed by Harmen Brenninkmeijer	)
duly authorised for and	)
on behalf of	)
OCTAVIAN International		/s/Harmen Brenninkmeijer
Limited	)

Schedule 1

Transfer Agreement